Exhibit 99.1

eBay Inc. Updates Third Quarter and Full Year 2012 EPS Guidance to Reflect Expected Impact of Announced Public Debt Offering

SAN JOSE, Calif., July 19, 2012 - eBay Inc., a global commerce platform and payments company (Nasdaq: EBAY) today reported that the company is updating its third quarter and full year 2012 earnings per diluted share guidance to account for the expected impact of its $3 billion debt offering, which priced earlier today. Closing of the offering is scheduled for July 24, 2012 and is subject to customary closing conditions.

“As we disclosed in our earnings release yesterday, we have been evaluating sources of additional liquidity even though we believe that our strong balance sheet and free cash flow will allow us to finance our organic needs and stock repurchase programs over the near to medium term. We also do not anticipate meaningful mergers and acquisitions activity in the near term,” said eBay Inc. Chief Financial Officer Bob Swan. “In light of the low interest rate environment, we felt that conditions were right and decided to opportunistically enter the market.”

Based on the pricing of the debt offering announced today, the company expects that the $3 billion public debt offering will increase its interest expense by approximately $32 million in 2012, including the amortization of debt discount and offering expenses.

Assuming the closing of the offering:

•
Third quarter 2012 — eBay expects net revenues in the range of $3,300 - $3,400 million, which is unchanged from the amounts in the company’s July 18, 2012 earnings release. However, eBay now expects GAAP earnings per diluted share in the range of $0.41 - $0.43 and non-GAAP earnings per diluted share in the range of $0.52 - $0.54.

•
Full year 2012 — eBay expects net revenues in the range of $13,800 - $14,100 million, which is unchanged from the amounts in the company’s July 18, 2012 earnings release. However, eBay now expects GAAP earnings per diluted share in the range of $1.89 - $1.94 and non-GAAP earnings per diluted share in the range of $2.28 - $2.33.

About eBay Inc.

Founded in 1995 in San Jose, Calif., eBay Inc. (NASDAQ:EBAY) is a global commerce platform and payments leader connecting millions of buyers and sellers. We do so through eBay, the world's largest online marketplace, which allows users to buy and sell in nearly every country on earth; through PayPal, which enables individuals and businesses to securely, easily and quickly send and receive digital payments; and through GSI, which facilitates ecommerce, multichannel retailing and digital marketing for global enterprises. X.commerce brings together the technology assets and developer communities of eBay, PayPal and Magento, an ecommerce platform, to support eBay Inc.'s mission of enabling commerce. We also reach millions through specialized marketplaces such as StubHub, the world's largest ticket marketplace, and eBay classifieds sites, which together have a presence in more than 1,000 cities around the world. For more information about the company and its global portfolio of online brands, visit www.ebayinc.com.
Non-GAAP Financial Measure

This press release includes the following financial measure defined as a “non-GAAP financial measure” by the Securities and Exchange Commission (SEC): non-GAAP earnings per diluted share. This measure may be different from non-GAAP financial measures used by other companies. The presentation of this financial information, which is not prepared under any comprehensive set of accounting rules or principles, is not intended to be considered in isolation or as a substitute for the financial information prepared and presented in accordance with generally accepted accounting principles (GAAP). For a reconciliation of this non-GAAP financial measure to the nearest comparable GAAP measure, see “Business Outlook” included in this press release.
Forward-Looking Statements

This press release contains forward-looking statements relating to, among other things, the future performance of eBay and its consolidated subsidiaries that are based on the company's current expectations, forecasts and assumptions and involve risks and uncertainties. These statements include, but are not limited to, statements regarding the closing of its debt offering and expected financial results for the third quarter and full year 2012. The company's actual results could differ materially from those predicted or implied and reported results should not be considered as an indication of future performance. Factors that could cause or contribute to such differences include, but are not limited to: the closing of our announced public offering of debt securities; changes in political, business and economic conditions, including any European or general economic downturn or crisis and any conditions that affect ecommerce growth; fluctuations in foreign currency exchange rates; changes in our capital allocation; the company's ability to profitably integrate, manage and grow businesses that have been acquired recently or may be acquired in the future; the company's need to successfully react to the increasing importance of mobile payments and mobile commerce and the increasing social aspect of commerce; the company's ability to deal with the increasingly competitive ecommerce environment, including competition for its sellers from other trading sites and other means of selling, and competition for its buyers from other merchants, online and offline; the company's need to manage an increasingly large enterprise with a broad range of businesses of varying degrees of maturity and in many different geographies; the effect of management changes and business initiatives; the company's need and ability to manage other regulatory, tax and litigation risks as its services are offered in more jurisdictions and applicable laws become more restrictive; any changes the company may make to its product offerings; the competitive, regulatory, credit card association-related and other risks specific to PayPal and Bill Me Later, especially as PayPal continues to expand geographically and introduce new products and as new laws and regulations related to financial services companies come into effect; the company's ability to timely upgrade and develop its systems, infrastructure and customer service capabilities, including GSI's v.11 initiative, at reasonable cost; and the company's ability to maintain site stability and performance on all of its sites while adding new products and features in a timely fashion. The forward-looking statements in this release do not include the potential impact of any acquisitions or divestitures that may be announced and/or completed after the date hereof.
More information about factors that could affect the company's operating results is included under the captions “Risk Factors” and “Management's Discussion and Analysis of Financial Condition and Results of Operations” in the company's most recent annual report on Form 10-K and subsequent quarterly reports on Form 10-Q, copies of which may be obtained by visiting the company's Investor Relations website at http://investor.ebayinc.com or the SEC's website at www.sec.gov. Undue reliance should not be placed on the forward-looking statements in this release, which are based on information available to the company on the date hereof. eBay assumes no obligation to update such statements.

Investor Relations Contact:	Cosmin Pitigoi	cpitigoi@ebay.com
Media Relations Contact:	Amanda Miller	press@ebay.com
Investor Information Request:	408-376-7493
Company News:	http://www.ebayinc.com/news
Investor Relations website:	http://investor.ebayinc.com

eBay Inc.
Business Outlook
(In Millions, Except Per Share Amounts)
The guidance figures provided below and elsewhere in this press release are forward-looking statements, reflect a number of estimates, assumptions and other uncertainties (including the assumed closing of the debt offering referred to above), and are approximate in nature because eBay's future performance is difficult to predict. Such guidance is based on information available on the date of this press release, and eBay assumes no obligation to update it.
eBay's future performance involves risks and uncertainties, and the company's actual results could differ materially from the information below and elsewhere in this press release. Some of the factors that could affect the company's operating results are set forth under the caption “Forward-Looking Statements” above in this press release. More information about factors that could affect eBay's operating results is included under the captions “Risk Factors” and “Management's Discussion and Analysis of Financial Condition and Results of Operations” in its most recent annual report on Form 10-K and subsequent quarterly reports on Form 10-Q, copies of which may be obtained by visiting the company's investor relations website at http://investor.ebayinc.com or the SEC's website at www.sec.gov.

Three Months Ending
September 30, 2012
(In millions, except per share amounts)	GAAP	Non-GAAP (a)
Net Revenue	$3,300 - $3,400	$3,300 - $3,400
Diluted EPS	$0.41 - $0.43	$0.52 - $0.54

Twelve Months Ending
December 31, 2012
(In millions, except per share amounts)	GAAP	Non-GAAP (b)
Net Revenue	$13,800 - $14,100	$13,800 - $14,100
Diluted EPS	$1.89 - $1.94	$2.28 - $2.33

(a)
Estimated non-GAAP amounts above for the three months ending September 30, 2012, reflect adjustments that exclude the estimated amortization of acquired intangible assets of approximately $95 - $105 million, estimated stock-based compensation expense and employer payroll taxes on stock-based compensation expense of approximately $115 - $135 million, and the accretion of a note receivable of approximately $5 million as well as the related tax impact.

(b)
Estimated non-GAAP amounts above for the 12 months ending December 31, 2012, reflect adjustments that exclude the estimated amortization of acquired intangible assets of approximately $400 - $420 million, estimated stock-based compensation expense and employer payroll taxes on stock-based compensation expense of approximately $485 - $515 million, the gain on a divestiture of approximately $118 million, and the accretion of a note receivable of approximately $20 - $25 million as well as the related tax impact.

eBay Inc.
Non-GAAP Measures of Financial Performance
To supplement the company's condensed consolidated financial statements presented in accordance with generally accepted accounting principles (GAAP), eBay uses non-GAAP measures of certain components of financial performance. These non-GAAP measures include non-GAAP earnings per diluted share.
This non-GAAP measure is not in accordance with, or an alternative to, measures prepared in accordance with GAAP and may be different from non-GAAP measures used by other companies. In addition, this non-GAAP measure is not based on any comprehensive set of accounting rules or principles. Non-GAAP measures have limitations in that they do not reflect all of the amounts associated with eBay's results of operations as determined in accordance with GAAP. This measure should only be used to evaluate eBay's results of operations in conjunction with the corresponding GAAP measures.
Reconciliation to the nearest GAAP measure of the non-GAAP measure included in this press release can be found in the table included in this press release.
This non-GAAP measure is provided to enhance investors' overall understanding of the company's current financial performance and the company's prospects for the future. Specifically, the company believes this non-GAAP measure provides useful information to both management and investors by excluding certain expenses, gains and losses or net purchases of property and equipment, as the case may be, that may not be indicative of its core operating results and business outlook. In addition, because eBay has historically reported certain non-GAAP results to investors, the company believes that the inclusion of non-GAAP measures provides consistency in the company's financial reporting.
For its internal budgeting process, and as discussed further below, eBay's management uses financial measures that do not include stock-based compensation expense, employer payroll taxes on stock-based compensation, amortization of acquired intangible assets, significant gains or losses from the disposal/acquisition of a business, and the income taxes associated with the foregoing. In addition to the corresponding GAAP measure, eBay's management also uses the foregoing non-GAAP measure in reviewing the financial results of eBay.
eBay excludes the following items from non-GAAP earnings per diluted share:
Stock-based compensation expense. This expense consists of expenses for stock options, restricted stock and employee stock purchases. eBay excludes stock-based compensation expenses from its non-GAAP measures primarily because they are non-cash expenses that management does not believe are reflective of ongoing operating results.
Employer payroll taxes on stock-based compensation. This amount is dependent on eBay's stock price and the timing and size of exercises by employees of their stock options and the vesting of their restricted stock, over which management has limited to no control, and as such management does not believe it correlates to eBay's operation of the business.
Amortization of acquired intangible assets and significant gains or losses and transaction expenses from the acquisition or disposal of a business. eBay incurs amortization of acquired intangible assets in connection with acquisitions and may incur significant gains or losses from the acquisition or disposal of a business and therefore excludes these amounts from its non-GAAP measures. eBay excludes the impact of the accretion of a note receivable associated with the disposal of certain businesses. eBay excludes these items because management does not believe they correlate to the ongoing operating results of eBay's business.
Income taxes associated with certain non-GAAP entries. This amount is used to present stock-based compensation and the other amounts described above on an after-tax basis consistent with the presentation of non-GAAP net income.